Filed pursuant to Rule 424(b)(3)
                                                       Registration No. 333-9898


                               KENMAR GLOBAL TRUST

                        SUPPLEMENT DATED JANUARY 29, 2002

                                       TO

                     THE PROSPECTUS AND DISCLOSURE DOCUMENT

                              DATED APRIL 30, 2001

     This Supplement updates certain Commodity Futures Trading Commission required information contained in the Kenmar Global Trust Prospectus and Disclosure Document dated April 30, 2001. All capitalized terms used in this Supplement have the same meaning as in the Prospectus unless specified otherwise. Prospective investors should review the contents of both this Supplement and the Prospectus carefully before deciding whether to invest in the Fund.

     This Supplement (i) contains an updated version of the "Breakeven Table" of the Fund set forth on page 7 of the Prospectus, (ii) adds the privacy policy to page 41 of the Prospectus, (iii) contains an updated version of the performance record of the Fund set forth on pages 42 through 43 of the Prospectus, (iv) contains updated information regarding the civil, administrative or criminal proceedings related to the Fund's Clearing Broker and Futures Broker set forth on pages 28 through 29 of the Prospectus, (v) contains an updated version of the annual rates of return of commodity pools operated by Kenmar as set forth on pages 48 through 51 of the Prospectus, (vi) contains an updated version of the performance record of the Core Advisors and the Non-core Advisors of the Fund, as set forth throughout Part Two of the Prospectus.


                               * * * * * * * * * *


     All information in the Prospectus is hereby restated, except as updated hereby.

                           --------------------------



    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

     THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT SUPPLEMENT.

                                     SUMMARY

     This Supplement revises and updates the "Breakeven Table" found on page 7 of the Prospectus by replacing it as follows:

                                                  "BREAKEVEN TABLE"

---------------------------------------------------------------------------------------------------------------------
                        EXPENSES (1)                              PERCENTAGE RETURN             DOLLAR RETURN
                    WHICH MUST BE OFFSET                               REQUIRED                    REQUIRED
                       TO "BREAK EVEN"                           FIRST TWELVE MONTHS     ($5,000 INITIAL INVESTMENT)
                                                                    OF INVESTMENT            FIRST TWELVE MONTHS
                                                                                                OF INVESTMENT
---------------------------------------------------------------------------------------------------------------------
Brokerage Commissions (2)                                              11.00%                       $550.00
---------------------------------------------------------------------------------------------------------------------
Administrative Expenses (3)                                             1.00%                        $50.00
---------------------------------------------------------------------------------------------------------------------
Miscellaneous Execution Costs (4)                                       0.25%                        $12.50
---------------------------------------------------------------------------------------------------------------------
Advisors' Profit Shares (5)                                             2.00%                       $100.00
---------------------------------------------------------------------------------------------------------------------
Kenmar Incentive Fee (6)                                                0.15%                         $7.50
---------------------------------------------------------------------------------------------------------------------
Redemption Charge (7)                                                   3.10%                       $155.00
---------------------------------------------------------------------------------------------------------------------
Interest Income (8)                                                    (3.30)%                     $(165.00)
=====================================================================================================================
RETURN ON $5,000 INITIAL INVESTMENT REQUIRED FOR  "BREAK                14.20%                      $710.00
EVEN" IF UNITS ARE REDEEMED ON OR BEFORE THE 12TH MONTH-END
FOLLOWING SALE.
=====================================================================================================================
RETURN ON $5,000 INITIAL INVESTMENT REQUIRED FOR  "BREAK                13.14%                      $657.00
EVEN" IF UNITS ARE REDEEMED ON THE 13TH MONTH-END THROUGH
THE 18TH MONTH-END FOLLOWING SALE.
=====================================================================================================================
RETURN ON $5,000 INITIAL INVESTMENT REQUIRED FOR  "BREAK                11.10%                      $555.00
EVEN" IF UNITS ARE REDEEMED AFTER THE 18TH MONTH-END
FOLLOWING SALE.
=====================================================================================================================

Notes to "Breakeven Table"

(1) The foregoing break-even analysis assumes that the Units have a constant month-end Net Asset Value. Calculations are based on $5,000 as the Net Asset Value per Unit. See "Charges" at page 24 of the Prospectus for an explanation of the expenses included in the "Breakeven Table."

(2) Paid to Kenmar each month. Kenmar pays all floor brokerage, exchange, clearing and NFA fees, selling compensation, trailing commissions and Advisors' Consulting Fees from this amount.

(3) Administrative expenses are paid as incurred. For this "Breakeven Table" such expenses are at historical amounts.

(4) Estimated; paid on a per-transaction basis. "Bid-ask" spreads are not included due to the difficulty of determining such spreads, which may constitute a significant cost to the Fund.

(5) Profit Shares are calculated quarterly on the basis of each Advisor's individual performance, not the overall performance of the Fund. Consequently, it is not possible to determine the amount of Profit Shares, if any, that would be payable in a "breakeven" year. Kenmar believes that 2.00% of average beginning of month Net Assets is a reasonable estimate for such Profit Shares, but the actual Profit Shares paid in a "breakeven" year could substantially exceed such estimate.

(6) No Incentive Fee might, in fact, be due. See "Charges -- Profit Shares and Incentive Fees" at page 25. However, for purposes of the "Breakeven Table," the Incentive Fee has been estimated at 5% of the 3.1% gain referred to below.

(7) Redemption charges for purposes of this "breakeven" analysis equal 3.1% of the initial $5,000 (3% of the $5,155 Net Asset Value required so that after subtraction of the 3% redemption charge, the investor would receive net redemption proceeds of $5,000).

(8)  Interest income is estimated based on current rates.

                            PRIVACY POLICY OF KENMAR

     This Supplement revises and updates the Prospectus by adding the below paragraph to the end of page 41 as follows:


     Kenmar collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and
(ii) information about your transactions with Kenmar and others. Kenmar does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. Kenmar may disclose non-public personal information about you to the funds in which you invest. Kenmar may disclose non-public personal information about you to non-affiliated companies that work with Kenmar to service your account(s), or to provide services or process transactions that you have requested. Kenmar may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax advisor, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, Kenmar will adhere to the privacy policies and practices as described in this notice. Kenmar restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. Kenmar maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

                  [Remainder of page left blank intentionally.]

                       PERFORMANCE OF KENMAR GLOBAL TRUST

     This Supplement revises and updates the table and related information regarding "Performance of Kenmar Global Trust" found on pages 42 through 43 of the Prospectus as follows:


     The performance of the Fund is dependent upon the performance of its Advisors. The Advisors' results are affected by general market conditions as well as numerous other factors. Because the Advisors' strategies are proprietary and confidential, it is difficult to provide any meaningful description of the Fund's operations since the inception of trading operations (May 22, 1997) other than simply by presenting its performance record. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The performance information set forth below is current as of November 30, 2001.

SUMMARY PERFORMANCE INFORMATION

                  Type of fund: multi-advisor; publicly-offered
                         Inception of trading: May 1997
                      Aggregate subscriptions: $40,396,000
                       Current capitalization: $15,962,000
                    Current Net Asset Value per Unit: $97.03
                    Largest monthly drawdown: (8.96)% (10/99)
             Largest Peak-to-Valley drawdown: (24.64)% (10/98-10/00)

MONTHLY/ANNUAL PERFORMANCE INFORMATION

----------------------------------------------------------------------------------------------------------------
     MONTH                 2001(%)          2000(%)             1999(%)            1998(%)             1997(%)
----------------------------------------------------------------------------------------------------------------
    January                  (1.38)            0.56               (4.46)              3.29              --
----------------------------------------------------------------------------------------------------------------
    February                 (0.26)           (0.16)               4.59               0.38              --
----------------------------------------------------------------------------------------------------------------
     March                    2.94            (3.01)              (8.46)              0.30              --
----------------------------------------------------------------------------------------------------------------
     April                   (2.41)           (1.12)               5.24              (6.18)             --
----------------------------------------------------------------------------------------------------------------
      May                    (0.18)            3.43               (7.53)              1.20               (0.30)
----------------------------------------------------------------------------------------------------------------
      June                   (0.24)           (1.73)               3.95               2.22               (2.30)
----------------------------------------------------------------------------------------------------------------
      July                    0.81            (1.65)              (3.34)             (0.88)               7.11
----------------------------------------------------------------------------------------------------------------
     August                  (0.20)           (2.45)               1.68              13.22               (4.79)
----------------------------------------------------------------------------------------------------------------
   September                  3.60            (2.67)               2.98               4.40                0.52
----------------------------------------------------------------------------------------------------------------
    October                   3.13            (2.00)              (8.96)             (2.09)              (2.18)
----------------------------------------------------------------------------------------------------------------
    November                 (5.44)            4.17                4.15              (4.96)              (0.74)
----------------------------------------------------------------------------------------------------------------
    December                                   4.41               (0.93)              2.76                3.25
----------------------------------------------------------------------------------------------------------------
Compound Rate of              0.02            (2.58)             (12.03)             13.08                0.10
     Return
----------------------------------------------------------------------------------------------------------------

                              PLEASE REFER TO THE NOTES TO PERFORMANCE INFORMATION.

NOTES TO PERFORMANCE INFORMATION

     In reviewing the foregoing description of the Fund's performance, prospective investors should understand that such performance is "net" of all fees and charges and includes interest income. The Fund's fees and charges are more fully described under "Charges" on page 43 of the Prospectus.

     In addition, the following terms used in describing the Fund's performance are defined as follows:

     "Drawdown" means losses experienced by the Fund over a specified period.

     "Largest peak-to-valley drawdown" means the greatest percentage decline from any month-end Net Asset Value per Unit, due to overall loss sustained by the Fund during any period, which occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. In dollar terms, for example, if the Net Asset Value per Unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value of a Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

     "Compound Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date. For example, the compound rate of return of (0.10)% for the partial year 1997 in the Fund's performance record was calculated by multiplying 100 by the quantity [[(1-.0030) (1-.0230)(1+.0711)(1-.0479)(1+.0052) (1-.0218 )(1-.0074)(1+.0325)] minus 1].

                  [Remainder of page left blank intentionally.]

                     THE CLEARING BROKERS AND FUTURES BROKER

     This Supplement revises and replaces in its entirety the section entitled "The Clearing Brokers and Futures Broker" set forth on pages 28 through 29 of the Prospectus as follows:

THE CLEARING BROKER AND FUTURES BROKER

     The Fund's clearing broker is currently ABN AMRO Incorporated ("ABN AMRO") ("Clearing Broker"). At this point, it is not yet known whether or not ABN AMRO will continue to perform as a Clearing Broker on behalf of the Fund. If ABN AMRO ceases to perform as a Clearing Broker on behalf of the Fund, the Fund expects to retain GNI, Inc. ("GNI") as its Clearing Broker. UBS PaineWebber Inc. ("UBS PaineWebber") acts as one of the Fund's futures brokers (the "Futures Broker"). None of ABN AMRO, GNI or UBS PaineWebber has been involved in the organization of the Fund and do not take any part in the Fund's ongoing management. None of ABN AMRO, GNI or UBS PaineWebber is affiliated with Kenmar, nor is ABN AMRO, GNI or the Futures Broker responsible for the activities of Kenmar.

ABN AMRO

     ABN AMRO, a New York corporation, has its principal office at 208 S. LaSalle Street, Chicago, Illinois 60604; telephone: (312) 855-7600. ABN AMRO is a full service brokerage firm which is currently registered as a Futures Commission Merchant and Commodity Trading Adviser with the National Futures Association and a Broker-Dealer with the Securities and Exchange Commission. ABN AMRO is a clearing member of all principal U.S. exchanges. ABN AMRO did not sponsor the Fund and is not responsible for the activities of Kenmar.

     At any given time in the normal course of business, ABN AMRO may be involved in legal proceedings, some of which may seek significant damages. In the firm's opinion, in the past five years there have not been, nor are there currently, any material civil, administrative or criminal actions either pending, on appeal or concluded against ABN AMRO or any principal of ABN AMRO.

GNI, INC.

     GNI's principal office is located at 30 S. Wacker Drive, Suite 2009, Chicago, Illinois 60604; telephone: (312) 831-2400. GNI is a full clearing member of the Chicago Mercantile Exchange and the Chicago Board of Trade. GNI is a nonclearing member of Liffe, Eurex and Euronext. GNI is registered with the CFTC as a futures commission merchant and is a member of the NFA. GNI Securities Inc., a wholly owned subsidiary of GNI, is registered with the SEC as a broker/dealer. GNI and GNI Securities Inc. did not sponsor the Fund and is not responsible for the activities of Kenmar.

     At any given time in the normal course of business, GNI Inc. and GNI Securities Inc. may be involved in legal proceedings. In the past five years preceding the date hereof, there have been no administrative, civil or criminal actions against GNI and GNI Securities Inc. or any of its principals - whether pending, on appeal or concluded.

UBS PaineWebber

     UBS PaineWebber, a Delaware corporation, is the Fund's Futures Broker and selling agent. Additional or replacement futures brokers may be appointed in respect of the Fund's account in the future.

     The Futures Broker's principal office is located at 800 Harbor Boulevard, Weehawken, New Jersey 07087, telephone: (201) 352-3000. The Futures Broker is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. UBS PaineWebber is a wholly-owned indirect subsidiary of UBS AG ("UBS").

     All futures trades made on behalf of the Fund are carried by the Futures Broker. The Futures Broker will cause all futures trades made on behalf of the Fund to be cleared through its parent, UBS. The Futures Broker is not affiliated with Kenmar. The Futures Broker did not sponsor the Fund and is not responsible for the activities of Kenmar. It will act only as the futures broker and selling agent.

     Except as set forth below, neither UBS PaineWebber nor any of its principals have been involved in any administrative, civil or criminal proceeding - whether pending, on appeal or concluded - within the past years that is material to a decision whether to invest in the Fund in light of all the circumstances. Prior to March 5, 2001, UBS PaineWebber was known as PaineWebber Incorporated ("PaineWebber").

     On April 6, 2000, the SEC brought and settled civil administrative charges against ten brokerage firms, including PaineWebber, resolving its investigation of the pricing of government securities by broker-dealers in municipal bond advanced refunding transactions during the period 1990 through 1994. Consistent with the SEC orders involving the other broker-dealers in the settlement, the PaineWebber order contains findings that the firm violated Securities Act Sections 17(A)(2) and 17(A)(3) by effecting defeasance escrow transactions with municipalities at prices deemed not reasonably related to the current wholesale market prices for the securities under the particular facts and circumstances. PaineWebber neither admitted nor denied the findings in the order. Pursuant to the terms of the order, PaineWebber is required to pay fines of approximately $26 million. The SEC settlements are part of a global resolution involving 17 brokerage firms and the SEC, NASD Regulation, Inc., the United States attorney for the Southern District of New York and the Internal Revenue Service. The global resolution requires the firms to pay a total of more than $135 million.

     In the Matter of Certain Market Making Activities on NASDAQ was an SEC administrative action instituted and settled without a hearing or an admission of or denial of findings on January 11, 1999. The administrative action found that on certain occasions in 1994 PaineWebber traders and a PaineWebber registered representative engaged in certain improper trading activities, which included the coordination of quotations and transactions by traders making markets in NASDAQ stocks in violation of antifraud and fictitious quotation rules, the intentional delay of trade reports and other manipulative activity. PaineWebber agreed to pay a civil penalty of $6.3 million and disgorgement of $381,685; to an administrative cease and desist order prohibiting the firm from violating certain provisions of the federal securities laws; and to submit certain of it policies and procedures relating to the matters alleged in the order to review by an SEC-appointed consultant. Twenty-seven other market makers and fifty-one traders at the firms settled related SEC administrative actions at the same time.

     On July 16, 1996, PaineWebber entered into a Stipulation and Order resolving a civil complaint filed by the United States Department of Justice, alleging that it and other NASDAQ market makers violated Section 1 of the Sherman Act in connection with certain market making practices. In entering into the Stipulation and Order, without admitting the allegations, the parties agreed that the defendants would not engage in certain types of market making activities and the defendants undertook specified steps to assure compliance with their agreement. On April 24, 1997, the United States District Court for the Southern District of New York approved the Stipulation and Order. The district court's approval was appealed by certain private parties in May 1997 and was affirmed in August 1998.

                            ------------------------

     Additional or replacement clearing brokers or futures brokers may be appointed in respect of the Fund's account in the future.

                PERFORMANCE OF COMMODITY POOLS OPERATED BY KENMAR

     This Supplement revises and updates the table and related information regarding "Performance of Commodity Pools Operated by Kenmar" found on pages 48 through 51 of the Prospectus as follows:

GENERAL

     The performance information included herein is presented in accordance with CFTC regulations. The Fund differs materially in certain respects from each of the pools whose performance is included herein. The following sets forth summary performance information for all pools operated by Kenmar (other than the Fund) since January 1, 1996. Kenmar has offered these pools exclusively on a private basis to financially sophisticated investors -- either on a private placement basis in the United States or offshore exclusively to non-U.S. persons. Other than the Fund, Kenmar has not, to date, sponsored a publicly-offered commodity pool.

     The pools, the performance of which is summarized herein, are materially different in certain respects from the Fund, and the past performance summaries of such pools are generally not representative of how the Fund might perform in the future. These pools also have material differences from one another in terms of number of advisors, leverage, fee structure and trading programs. The performance records of these pools may give some general indication of Kenmar's capabilities in advisor selection by indicating the past performance of the Kenmar-sponsored pools.

     All summary performance information is current as of November 30, 2001 (except in the case of pools dissolved prior to such date). Performance information is set forth, in accordance with CFTC Regulations, since January 1, 1996 or, if later, the inception of the pool in question.

     INVESTORS SHOULD NOTE THAT AFFILIATES OF KENMAR PERFORM ASSET ALLOCATION FUNCTIONS ON BEHALF OF MANAGED ACCOUNTS AND OTHER COMMODITY POOLS SIMILAR TO THOSE PERFORMED BY KENMAR. PURSUANT TO CFTC REGULATIONS, THE PERFORMANCE OF ACCOUNTS AND OTHER POOLS OPERATED, MANAGED AND/OR SPONSORED BY AFFILIATES OF KENMAR HAS NOT BEEN INCLUDED HEREIN.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND THE FUND.

     INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.


                  [Remainder of page left blank intentionally.]

ASSETS UNDER MANAGEMENT

Kenmar - Total assets under management as of November 30, 2001                                         $41 million
Kenmar - Total assets under multi-advisor management as of November 30, 2001                           $26 million
Kenmar and affiliates - Total assets under management as of November 30, 2001                         $831 million*
                                                                                         (excluding notional funds)
Kenmar and affiliates - Total assets under management as of November 30, 2001                       $1,016 million**
                                                                                         (including notional funds)

 * Approximately 95% of this amount represents assets for which Kenmar and its affiliates has management responsibility; Kenmar has only oversight responsibility over the remainder of these assets.

** Approximately 87% of this amount represents assets for which Kenmar has management responsibility; Kenmar has only oversight responsibility over the remainder of these assets.

MULTI-ADVISOR POOLS

     These are all of the multi-advisor pools (other than the Fund and pools for the research and development of traders) operated by Kenmar since January 1, 1996. Kenmar has actively allocated and reallocated trading assets among a changing group of advisors selected by it. As will the Fund, these multi-advisor pools depend on Kenmar for their asset allocations (and, possibly, leverage adjustments) and strategy selections, and combine unrelated and independent advisors.

SINGLE-ADVISOR POOLS

     These are all of the pools (other than pools for the research and development of traders) operated by Kenmar since January 1, 1996 that were, or are, advised by a single advisor (as opposed to a portfolio of commodity trading advisors). Investors should note that single-advisor pools do not demonstrate Kenmar's ability to manage a portfolio of commodity trading advisors.

POOLS FOR THE RESEARCH AND DEVELOPMENT OF ADVISORS

     These are all of the pools operated by Kenmar since January 1, 1996 that were established as a way of testing, in a limited liability vehicle, one or more commodity trading advisors relatively untested in the management of customer assets.

                  [Remainder of page left blank intentionally.]

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             % WORST
                                                                                                 % WORST      PEAK-TO
                                                                                                  MONTHLY     VALLEY
                             TYPE                            AGGRE-       CURRENT     CURRENT      DRAW-       DRAW-
                              OF       START     CLOSE        GATE         TOTAL      NAV PER      DOWN &      DOWN &
                             POOL      DATE      DATE       SUBSCRIPT.      NAV        UNIT        MONTH       PERIOD
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
MULTI-ADVISOR POOLS
----------------------------------------------------------------------------------------------------------------------------
Kenmar Performance
Partners L.P.                  **      08/85     N/A       265,038,978   7,224,007     6,306.56    (22.66)       (67.29)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                     6/00      10/98-9/01
----------------------------------------------------------------------------------------------------------------------------
Kenmar Capital Partners
Ltd.                            *      07/95    12/99        3,587,775           0            0     (9.48)       (20.38)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                    10/99      10/98-10/99
----------------------------------------------------------------------------------------------------------------------------
SINGLE ADVISOR POOLS
----------------------------------------------------------------------------------------------------------------------------
The Fulcrum Fund LP "A"(1)   single    09/96    12/00       11,341,364           0            0    (21.24)       (53.05)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                     6/00      7/99-11/00
----------------------------------------------------------------------------------------------------------------------------
The Fulcrum Fund LP(2)       single    04/97     N/A        61,684,001  15,122,231       882.54    (21.22)       (58.34)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                     6/00      7/99-11/01
----------------------------------------------------------------------------------------------------------------------------
Dennis Friends & Family
L.P.                         single    05/97    10/00        3,386,355           0            0    (22.17)       (48.46)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                     6/00       7/99-9/00
----------------------------------------------------------------------------------------------------------------------------
Hirst Investment Fund L.P.   single    10/97     N/A         4,347,088           0            0    (10.43)       (24.41)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                     3/99      1/99-10/01
----------------------------------------------------------------------------------------------------------------------------
Hirst Investment 2X Fund LP  single     3/99     3/00        4,127,659           0            0    (18.89)       (33.82)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                    10/99       3/99-3/00
----------------------------------------------------------------------------------------------------------------------------
POOLS FOR RESEARCH AND
DEVELOPMENT OF TRADERS
----------------------------------------------------------------------------------------------------------------------------
Kenmar Venture Partners
L.P.(3)                         *      03/87     N/A         2,625,000   2,556,062          N/A    (29.70)       (48.75)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                    10/89      11/90-4/92
----------------------------------------------------------------------------------------------------------------------------
Oberdon Partners L.L.C.      single     4/97     4/99        1,607,000           0            0    (20.65)       (30.16)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                     5/98      5/98-10/98
----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------

                                    PERCENTAGE RATE OF RETURN (COMPUTED ON A
                                           COMPOUNDED MONTHLY BASIS)
-----------------------------------------------------------------------------------------
                              1996      1997      1998      1999       2000      2001
-----------------------------------------------------------------------------------------
MULTI-ADVISOR POOLS
-----------------------------------------------------------------------------------------
Kenmar Performance
Partners L.P.                 3.04     (2.1)     18.88     (31.04)   (35.01)    (17.56)
-----------------------------------------------------------------------------------------
                                                                               (11 mos.)
-----------------------------------------------------------------------------------------
Kenmar Capital Partners
Ltd.                         (1.87)     3.05     10.59     (15.01)      --        --
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
SINGLE ADVISOR POOLS
-----------------------------------------------------------------------------------------
The Fulcrum Fund LP "A"(1)    8.14     18.70     42.50     (12.01)   (25.49)      --
-----------------------------------------------------------------------------------------
                            (4 mos.)
-----------------------------------------------------------------------------------------
The Fulcrum Fund LP(2)         --      18.75     40.42     (12.87)   (25.35)    (22.94)
-----------------------------------------------------------------------------------------
                                      (9 mos.)                                 (11 mos.)
-----------------------------------------------------------------------------------------
Dennis Friends & Family
L.P.                           --       0.24     42.95     (7.74)    (30.42)      --
-----------------------------------------------------------------------------------------
                                      (8 mos.)                       (10 mos.)
-----------------------------------------------------------------------------------------
Hirst Investment Fund L.P.     --       3.31      9.54     (20.07)     2.31     (7.56)
-----------------------------------------------------------------------------------------
                                      (3 mos.)                                 (10 mos.)
-----------------------------------------------------------------------------------------
Hirst Investment 2X Fund LP    --        --        --      (27.58)    (8.62)      --
-----------------------------------------------------------------------------------------
                                                          (10 mos.)  (3 mos.)
-----------------------------------------------------------------------------------------
POOLS FOR RESEARCH AND
DEVELOPMENT OF TRADERS
-----------------------------------------------------------------------------------------
Kenmar Venture Partners
L.P.(3)                      14.72     36.00     (6.15)    (14.43)     5.62      3.42
-----------------------------------------------------------------------------------------
                                                                               (11 mos.)
-----------------------------------------------------------------------------------------
Oberdon Partners L.L.C.        --      43.37    (16.55)     4.16        --        --
-----------------------------------------------------------------------------------------
                                      (9 mos.)            (4 mos.)
-----------------------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

----------------------------

1 Formerly The Dennis Fund LP "A" and renamed the Fulcrum Fund LP "A" as of November 1, 2000. As of December 31, 2000, all "A" Shares were redeemed and an equivalent number of shares were issued by The Fulcrum Fund L.P.

2 Formerly The Dennis Fund LP "B" and renamed The Fulcrum Fund LP as of November 1, 2000.

3 Kenmar Venture Partners L.P. ceased being a Unit-based fund as of October 1, 2001. After October 1, 2001 Kenmar Venture Partners L.P. now utilizes a value based valuation of each limited partner's ownership interest.

FOOTNOTES TO PERFORMANCE INFORMATION

 1.   Name of Pool.

 2.  Type of Pool:

     "Single" means that the assets are managed by one commodity trading advisor.

     * Although multiple commodity trading advisors were used at certain times during the history of the pool, the pool may not have been a "multi-advisor pool" as defined by the CFTC due to the fact that one of those commodity trading advisors may have been allocated in excess of twenty-five percent of the pool's funds available for trading.

     ** Commenced trading as a single-advisor pool and assets were subsequently allocated to multiple trading advisors. The pool is not a "multi-advisor-pool" as defined by the CFTC for the reason discussed above.

 3.  Start Date.

 4. "Close Date" is the date the pool liquidated its assets and ceased to do business.

 5. "Aggregate Subscript." is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.

 6. "Current Total NAV" is the Net Asset Value of the pool as of November 30, 2001.

 7. "Current NAV Per Unit" is the Current Net Asset Value of the pool divided by the total number of units (shares) outstanding as of November 30, 2001. Current NAV per Unit is based on the value of a hypothetical $1,000 unit ($1,050 for Kenmar Venture Partners L.P.) of investment over time.

     In the case of liquidated pools, the NAV per unit on the date of liquidation of the pool is set forth.

 8. "% Worst Monthly Drawdown" is the largest single month loss sustained since inception of trading. "Drawdown" as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures.

 9.  "Month" is the month of the % Worst Monthly Drawdown.

10. "% Worst Peak-to-Valley Drawdown" is the largest percentage decline in the Net Asset Value per Unit over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. "% Worst Peak-to-Valley Drawdown" represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

11.  "Period" is the period of the "% Worst Peak-to-Valley Drawdown."

12.  "year-to-date" is the rate of return of the pool as of November 30, 2001.

                                  THE ADVISORS

     This Supplement revises and updates the performance information and the Notes to Performance Information regarding the Core Advisors as set forth on pages 85 through 88 of the Prospectus as follows:

                                         WORST/BEST MONTHLY
                                            RATE OF                  WORST                 ASSETS UNDER
                                          RETURN/MONTHLY         PEAK-TO-VALLEY           MANAGEMENT IN      GENERAL STRATEGY
                                        STANDARD DEVIATION(1)      DRAWDOWN(2)            FUND PROGRAM(3)     CLASSIFICATION
CORE ADVISORS

C-View International                       (1.99)%/2.70%      (1.99)% (10/01-10/01)         $15 million        Fundamental
     Limited                                       3.72%
     3X Leverage Program

Grinham Managed Funds                      (4.49)%/9.48%       (24.73)% (8/97-4/99)         $295 million       Shorter-Term
     Pty Ltd.                                      2.88%                                                       Technical
     Diversified Managed                                                                                       Trend-Following
     Accounts Program

Transtrend B.V.                           (9.47)%/19.57%       (11.62)% (8/99-7/00)         $24 million        Longer-Term
     Diversified Trend Program                     5.01%                                                       Technical
     (Enhanced Risk Profile                                                                                    Trend-Following
     USD)

Winton Capital                           (12.97)%/16.04%      (14.68)% (5/99-10/99)         $205 million       Longer-Term
     Management                                    6.29%                                                       Technical
     Diversified Program

NON-CORE ADVISORS

Beacon Management                        (19.74)%/25.20%      (46.50)% (5/99-10/99)        $77.5 million       Longer-Term
     Corporation                                  10.08%                                                       Technical
      Meka Program                                                                                             Trend-Following

Dreiss Research                          (28.29)%/19.34%      (47.36)% (9/98-10/99)         $1.0 million       Longer-Term
     Corporation(4)                                9.63%                                                       Technical
     Global Diversified
     Program

EMC Capital Management,                  (13.64)%/11.90%      (13.64)% (10/99-10/99)        $1.0 million       Long-Term
     Inc.(4) 2XL                                   5.45%                                                       Trend-Following
      New Program

Gamma Capital                             (5.28)%/23.62%       (14.00)% (3/00-9/01)         $87 million        Fundamental
     Management LLC(4)                            11.7%                                                       (economically based)
     Gamma Program

Red Oak Advisors(4)                     (23.72)%/32.01%       (37.30)% (8/97-8/98)         $4.0 million       Fundamental
      Fundamental Trading                          8.43%                                                       (non-technical)
      Program

                                         WORST/BEST MONTHLY
                                            RATE OF                  WORST                 ASSETS UNDER
                                          RETURN/MONTHLY         PEAK-TO-VALLEY           MANAGEMENT IN      GENERAL STRATEGY
                                        STANDARD DEVIATION(1)      DRAWDOWN(2)            FUND PROGRAM(3)     CLASSIFICATION
Saxon Investment(4)                      (30.64)%/47.13%       (69.00)% (5/95-3/96)         $11 million        Medium and
     Corporation                                  13.74%                                                       Long-Term Technical
     Aggressive Diversified                                                                                    Trend-following
     Program

Sunrise Capital Partners                  (10.30)%/9.54%      (21.15)% (10/98-7/00)          $385 million      Longer-Term
     LLC(4) Expanded                               3.82%                                                       Technical
     Diversified  Program                                                                                      Trend-following

----------------------

1 The Worst/Best Monthly Rate of Return represents the lowest and the highest monthly rate of return for the program traded for the Fund. Performance information is presented for the period from January 1, 1996 (or inception, if later) through November 30, 2001. Standard Deviation measures the degree of variation of returns around the mean (average) return. In general, the more variable an Advisor's historical returns, the greater risk that substantial losses have been included within the historical range of returns.

2 The greatest cumulative percentage decline in month-end net asset value due to losses sustained by any account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

3 Assets under management in the program traded for the Fund ("notional" funds excluded).

4 While the Fund has entered into an Advisory Agreement with each of the non-core Advisors listed above, the Fund has to date only allocated assets to Beacon Management Corporation (except with respect to Sunrise Capital Partners, LLC, which was a core advisor until April 30, 2001, and became a non-core advisor thereafter). Any future allocations to non-core Advisors will be disclosed in the Fund's monthly reports.

----------------------

Leveraging

Futures trading is highly leveraged, as is each Advisor's trading program. The Fund typically commits between 10% and 20% of its assets as margin for its trading. In considering the leverage at which the different Advisors trade and the volatility of their performance, prospective investors should recognize that due to the limited percentage of the Fund's trading assets allocated to each of them, none of the non-core Advisors, individually, is likely to have a material effect, over the short-term, on either the overall return or the overall performance volatility of the Fund. The non-core Advisors as a group can have a significant effect on performance. However, the likely performance non-correlation among at least certain of these Advisors reduces the likelihood of any major short-term effect.

Any change by Kenmar in the leverage of the Fund is noted in the Fund's monthly reports.

NOTES TO PERFORMANCE INFORMATION

In reviewing the descriptions of the Advisors' performance, prospective investors should understand that such performance is "net" of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance summary. Such composite performance is not necessarily indicative of any individual account. In addition, particular conventions adopted by certain Advisors with respect to the calculation of the performance information set forth herein are described under the "Past Performance Information" section with respect to each Advisor.

1. Name of CTA is the name of the Advisor which directed the accounts included in the performance summary.

2. Name of program is the name of the trading program used by the Advisor in directing the accounts included in the performance summary.

3. Inception of client account trading by CTA is the date on which the relevant Advisor began directing client accounts.

4. Inception of client account trading in program is the date on which the relevant Advisor began directing client accounts pursuant to the program shown in the performance summary.

5. Number of open accounts is the number of accounts directed by the relevant Advisor pursuant to the program shown in the performance summary through November 30, 2001.

6. Aggregate assets (excluding "notional" equity) overall is the aggregate amount of actual assets under the management of the relevant Advisor in all programs operated by such Advisor through November 30, 2001.

7. Aggregate assets (including "notional" equity) overall is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in all programs operated by such Advisor through November 30, 2001.

8. Aggregate assets (excluding "notional" equity) in program is the aggregate amount of actual assets under the management of the relevant Advisor in the program shown in the performance summary through November 30, 2001.

9. Aggregate assets (including "notional" equity) in program is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in the program shown in the performance summary through November 30, 2001.

10. Largest monthly drawdown is the largest monthly percentage loss experienced by any account of the Advisor in the relevant program in any calendar month covered by the performance summary. "Loss" for these purposes is calculated on the basis of the loss experienced by each such account, expressed as a percentage of the total equity (including "notional" equity) of such account. Largest monthly drawdown information includes the month and year of such drawdown, and is through November 30, 2001.

11. Largest peak-to-valley drawdown is the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any account of the Advisor in the relevant program during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by each such account in the relevant program, expressed as a percentage of the total equity (including "notional" equity) in such account, and is through November 30, 2001.

12. Monthly rate of return for any month in the Advisors' performance summaries is, in general, the net performance of the relevant program divided by the beginning of the month net assets in such program.

     Monthly rates of return, in accordance with CFTC rules, are shown only for the specific programs to be traded by the Advisors for the Fund. In the accompanying performance descriptions, certain Advisors have adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the particular trading program.

     The monthly rates of return for each Advisor, in certain cases, are calculated on the basis of assets under management including proprietary capital. However, the Advisors believe that the inclusion of such capital has had no material effect on their monthly rates of return.

13. Compound rate of return is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are for the period indicated.

THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE FUND.

CORE ADVISORS

     This Supplement revises and updates the performance tables "C-View International Managed Account Program" and "C-View Managed Account Program" as set forth on pages 92 through 93 of the Prospectus as follows:


                          C-VIEW INTERNATIONAL LIMITED

C-View International Managed Account Program

     Account A below represents the 3x Leverage Program of C-View, which is a subset of the C-View International Managed Account Program, and is the only account in which the Fund is invested. Information in respect of the other accounts traded by C-View provided below is presented for informational purposes only. The following summary performance information and chart reflect the results of the C-View International Managed Account Program accounts for the period from November 1999 through November 2001.

                    Name of CTA: C-View International Limited
          Name of program: C-View International Managed Account Program
            Inception of client account trading by CTA: November 1999
          Inception of client account trading in program: November 1999
                           Number of open accounts: 9
        Aggregate assets overall excluding "notional" equity: $66,000,000
        Aggregate assets overall including "notional" equity: $75,000,000 Aggregate assets in program excluding "notional" equity: $3,383,000
       Aggregate assets in program including "notional" equity: $3,383,000
                    Largest monthly drawdown: (1.99)% (10/01)
                Largest peak-to-valley drawdown: (1.99)% (10/01)
                    Number of accounts closed with profit: 0
                     Number of accounts closed with loss: 2

--------------------------------------------------------------------------------------------------------------------
                                Actual Funds                                                             Largest
                 Inception      November 30,                                      Largest Monthly    Peak-to-Valley
Account No.      of Trading         2001        Compound Annual Rate of Return       Drawdown           Drawdown
--------------------------------------------------------------------------------------------------------------------
A.                 10/00         $3,383,000     2001:    3.61%   (11 months)      (1.99)% (10/01)    (1.99)% (10/01)
                                                2000:    (0.16)%
--------------------------------------------------------------------------------------------------------------------
B.                 10/00         $5,692,000     2001:    3.83%   (11 months)       (0.38)% (3/01)    (0.38)% (3/01)
                                                2000:     0.07%
--------------------------------------------------------------------------------------------------------------------
C.                  7/00         $1,340,000     2001:    1.12%  (11 months)        (0.52)% (3/01)    (0.52)% (3/01)
                                                2000:     (0.41)%
--------------------------------------------------------------------------------------------------------------------
D.                  5/00         $1,006,000     2001:    (0.83)%  (11  months)     (0.39)% (3/01)    (0.39)% (3/01)
                                                2000:    0.40% (8 months)
--------------------------------------------------------------------------------------------------------------------
E.                 11/99           $750,000     2000:    (7.32)% (11  months)     (1.59)% (10/00)   (1.59)% (10/00)
                                                1999:     0.40% (2  months)
--------------------------------------------------------------------------------------------------------------------
F.                 11/99           $750,000     2000:    1.19% (7  months)        (0.13)% (11/99)   (0.13)% (11/99)
                                                1999:    0.40% (2  months)
--------------------------------------------------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE FUND'S ACCOUNT WILL ONLY BE TRADED PURSUANT TO ACCOUNT A ABOVE AND NOT PURSUANT TO ACCOUNTS B-F ABOVE. PERFORMANCE INFORMATION IN RESPECT OF ACCOUNTS
                B-F IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY.

                  [Remainder of page left blank intentionally.]

C-View Managed Account Program

     The following summary performance information presents the composite performance results of C-View's Managed Account Program from its inception in October 1996 through November 2001.

                    Name of CTA: C-View International Limited
                 Name of Program: C-View Managed Account Program
            Inception of client account trading by CTA: October 1996
          Inception of client account trading in program: October 1996
                           Number of open accounts: 12
       Aggregate assets (excluding "notional" equity) overall: $66,000,000
       Aggregate assets (including "notional" equity) overall: $75,000,000 Aggregate assets (excluding "notional" equity) in program: $45,800,000 Aggregate assets (including "notional" equity) in program: $45,800,000
                    Largest monthly drawdown: (1.87)% (03/97)
                Largest peak-to-valley drawdown: (1.87)% (03/97)
                     Number of profitable closed accounts: 6
                    Number of unprofitable closed accounts: 3
                 2001 compound rate of return: 7.25% (11 months)
                      2000 compound rate of return: (0.15)%
                       1999 compound rate of return: 5.39%
                      1998 compound rate of return: 11.11%
                      1997 compound rate of return: 12.69%
                       1996 compound rate of return: 4.92%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
    THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

                 [Remainder of page left blank intentionally.]

                        GRINHAM MANAGED FUNDS PTY. LTD.

     This Supplement revises and updates the performance tables "Diversified Managed Accounts Program" and "Small Managed Accounts Program" as set forth on pages 98 through 99 of the Prospectus as follows:

Diversified Managed Accounts Program

     Grinham trades this program on behalf of the Fund. The following summary performance information and chart present the composite performance results of Grinham's Diversified Managed Accounts Program for the period from January 1996 through November 2001.

                   Name of CTA: Grinham Managed Funds Pty Ltd.
                  Name of program: Diversified Managed Accounts
           Inception of client account trading by CTA: September 1993
         Inception of client account trading in program: September 1993
                           Number of open accounts: 34
      Aggregate (excluding "notional" equity) assets overall: $295,476,444
      Aggregate (including "notional" equity) assets overall: $452,730,893 Aggregate assets (excluding "notional" equity) in program: $295,476,444 Aggregate assets (including "notional" equity) in program: $452,730,893
                    Largest monthly drawdown: (8.16)% (2/98)
              Largest peak-to-valley drawdown: (24.73)% (8/97-4/99)
                    Number of profitable closed accounts: 48
                   Number of unprofitable closed accounts: 27

===================================================================================================================
Monthly Performance        2001(%)        2000(%)          1999(%)          1998(%)         1997(%)        1996(%)
-------------------------------------------------------------------------------------------------------------------
January                   (2.90)           7.38           (2.13)            3.52             2.19           8.98
-------------------------------------------------------------------------------------------------------------------
February                   1.42           (0.35)          (0.35)           (3.56)            5.79           0.05
-------------------------------------------------------------------------------------------------------------------
March                      6.13           (0.74)          (0.79)           (4.49)            3.81           0.74
-------------------------------------------------------------------------------------------------------------------
April                      0.15           (0.43)          (2.68)           (1.54)            3.90           2.69
-------------------------------------------------------------------------------------------------------------------
May                        1.94            1.61            2.08             0.73             3.25          (0.79)
-------------------------------------------------------------------------------------------------------------------
June                       1.18           (1.08)           0.69             0.95             2.19          (4.43)
-------------------------------------------------------------------------------------------------------------------
July                       2.47           (1.24)           2.32             2.82             5.12           5.20
-------------------------------------------------------------------------------------------------------------------
August                     1.69           (1.97)          (3.45)            9.48             0.33           0.82
-------------------------------------------------------------------------------------------------------------------
September                  5.50            0.93           (0.91)            3.96            (0.26)         (1.27)
-------------------------------------------------------------------------------------------------------------------
October                    3.07           (0.31)          (0.30)            0.43             0.35           4.81
-------------------------------------------------------------------------------------------------------------------
November                  (3.90)           5.52            2.63             1.19            (3.83)          4.77
-------------------------------------------------------------------------------------------------------------------
December                                   2.29            0.72             0.80            (1.18)         (0.71)
-------------------------------------------------------------------------------------------------------------------
Compound Rate of Return   17.56           11.43           (2.35)           14.47            23.42          22.10
===================================================================================================================

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                  [Remainder of page left blank intentionally.]

Small Managed Accounts Program

     The following summary performance information presents the composite performance results of Grinham's Small Managed Accounts Program for the period from January 1996 through its cessation of trading in February 2000.

                   Name of CTA: Grinham Managed Funds Pty Ltd.
                     Name of Program: Small Managed Accounts
           Inception of client account trading by CTA: September 1993
         Inception of client account trading in program: September 1993
                           Number of open accounts: 0
      Aggregate assets (excluding "notional" equity) overall: $295,476,444
      Aggregate assets (including "notional" equity) overall: $452,730,893
          Aggregate assets (excluding "notional" equity) in program: $0
          Aggregate assets (including "notional" equity) in program: $0
                    Largest monthly drawdown: (13.96)% (2/98)
              Largest peak-to-valley drawdown: (36.04)% (7/97-3/98)
                    Number of profitable closed accounts: 16
                   Number of unprofitable closed accounts: 25
                        2001 compound rate of return: N/A
                 2000 compound rate of return: 7.36% (2 months)
                      1999 compound rate of return: (8.27)%
                       1998 compound rate of return: 9.76%
                      1997 compound rate of return: (8.13)%
                      1996 compound rate of return: 31.22%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

                  [Remainder of page left blank intentionally.]

                                TRANSTREND, B.V.

     This Supplement revises and updates the performance tables "Diversified Program - Enhanced Risk Profile (U.S. Dollar Accounts Subset)," "Diversified Program (Enhanced Risk Subset (USD accounts) Composite - `Notional' Equity Included)," "Diversified Program - Enhanced Risk Profile (Euro Accounts Subset)," "Diversified Program - Standard Risk Profile (U.S. Dollar Accounts Subset)," "Diversified Program - Standard Risk Profile (Euro Accounts Subset)," "ComBo Program - ComboLogic (Euros)," and ComBo Program - ComboBasic (Euros)" as set forth on pages 105 through 111 of the Prospectus as follows:

Diversified Trend Program-- Enhanced Risk Profile (U.S. Dollar Accounts Subset)

     Transtrend trades this program on behalf of the Fund. The following summary performance information and chart reflect the results of the Enhanced Risk Profile individual US dollar accounts of Transtrend's Diversified Trend Program on the basis of actual funds for the period from January 1996 through November 2001.

                          Name of CTA: Transtrend, B.V.
Name of program: Diversified Trend Program--Enhanced Risk Profile (USD accounts)
            Inception of client account trading by CTA: October 1993
          Inception of client account trading in program: January 1995
                           Number of open accounts: 5
       Aggregate assets overall excluding "notional" equity: $126,539,298
       Aggregate assets overall including "notional" equity: $256,993,207 Aggregate assets in program excluding "notional" equity: $23,751,733
      Aggregate assets in program including "notional" equity: $55,527,263
                   Largest monthly drawdown: (37.34)% (10/97)
             Largest peak-to-valley drawdown: (40.71)% (10/98-7/00)
                    Number of accounts closed with profit: 6
                     Number of accounts closed with loss: 2

-------------------------------------------------------------------------------------------------------------------------
                                 Actual Funds                                                               Largest
                  Inception      November 30,    Compound Annual Rate of          Largest Monthly       Peak-to-Valley
Account No.       of Trading         2001              Return                         Drawdown             Drawdown
-------------------------------------------------------------------------------------------------------------------------
 1.                  1/95             $0         1999:    23.70%  (7 mos.)        (37.34)% (10/97)      (37.34)% (10/97)
                                                 1998:    59.75%
                                                 1997:    160.55%
                                                 1996:    106.01%
-------------------------------------------------------------------------------------------------------------------------
 2.                  2/97             $0         1999:    0.55%   (7 mos.)         (8.24)% (10/97)              (11.55)%
                                                 1998:    22.50%                                            (10/98-5/99)
                                                 1997:    13.85%   (11 mos.)
-------------------------------------------------------------------------------------------------------------------------
 3.                  3/97             $0         2000:    (6.47)%  (10 mos.)      (25.66)% (10/99)              (40.71)%
                                                 1999:    (23.83)%                                          (10/98-7/00)
                                                 1998:     41.22%
                                                 1997:     46.34% (10 mos.)
-------------------------------------------------------------------------------------------------------------------------
 4.                  3/97             $0         1997:    (15.45)%  (3 mos.)       (11.65)% (4/97)              (15.45)%
                                                                                                             (3/97-5/97)
-------------------------------------------------------------------------------------------------------------------------
 5.                  4/97         $676,877.51    2001:    14.35%  (11 mos.)       (28.80)% (10/97)              (34.40)%
                                                 2000:     21.15%                                            (9/98-7/00)
                                                 1999:    (25.16)%
                                                 1998:    23.33%
                                                 1997:     47.71%   (9 mos.)
-------------------------------------------------------------------------------------------------------------------------
 6.                  5/97             $0         1997:    42.31% (8  mos.)        (21.83)% (10/97)      (21.83)% (10/97)
-------------------------------------------------------------------------------------------------------------------------
 7.                  1/98        $2,380,545.69   2001     22.81% (11 mos.)        (12.29)% (10/99)              (18.40)%
                                                 2000:    8.37%                                              (1/99-7/00)
                                                 1999:     (8.96)%
                                                 1998:    26.68%
-------------------------------------------------------------------------------------------------------------------------
 8.                  6/98             $0         2000:    (13.83)%  (9  mos.)     (13.71)% (10/99)              (28.04)%
                                                 1999:    (15.06)%                                           (1/99-7/00)
                                                 1998     15.49%   (7  mos.)
-------------------------------------------------------------------------------------------------------------------------
 9.                  6/98             $0         2001:    0.27%  (2 mos.)          (13.81)% (7/98)              (25.59)%
                                                 2000:    11.69%                                             (6/98-7/98)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                 1999:    (16.84)%
                                                 1998:    30.37%   (7 mos.)
-------------------------------------------------------------------------------------------------------------------------
10.                 6/98              $0         1999:    (12.68)% (9 mos.)       (13.48)% (7/98)              (16.15)%
                                                 1998:    42.59%   (7 mos.)                                  (1/99-5/99)
-------------------------------------------------------------------------------------------------------------------------
11.                12/99        $3,700,576.79    2001:   12.01%  (11 mos.)        (4.23)% (11/01)   (6.53)% (2/00-7/00)
                                                 2000:    6.00%   (7 mos.)
                                                 1999:    1.02%    (1 month)
-------------------------------------------------------------------------------------------------------------------------
12.                 4/01       $11,032,550.00    2001:   67.78%  (8 mos.)        (10.35)% (11/01)       (10.35)% (11/01)
-------------------------------------------------------------------------------------------------------------------------
13.                 9/01        $5,961,182.83    2001:   4.31%  (3 mos.)          (4.11)% (11/01)       (4.11)% (11/01)
-------------------------------------------------------------------------------------------------------------------------

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                  [Remainder of page left blank intentionally.]

Diversified Trend Program (Enhanced Risk Subset (USD accounts) Composite -- "Notional" Equity Included)

     The following summary chart constitutes supplemental information and reflects the composite pro forma performance results of the program traded on behalf of the Fund. Based on aggregate nominal account size ("notional" equity included) for the period from January 1996 through November 2001, the largest monthly drawdown was (9.47)% (10/97) and the largest peak-to-valley drawdown was (11.62)% (8/99-7/00).

--------------------------------------------------------------------------------------------------------------
Monthly            2001(%)          2000(%)         1999(%)          1998(%)          1997(%)         1996(%)
Performance
--------------------------------------------------------------------------------------------------------------
January             0.72             1.55            (3.86)           0.25             9.64             5.38
--------------------------------------------------------------------------------------------------------------
February            0.60            (1.99)            1.22            0.21             5.12            (6.65)
--------------------------------------------------------------------------------------------------------------
March               6.75            (2.29)           (2.77)           2.79            (2.17)           (0.48)
--------------------------------------------------------------------------------------------------------------
April              (1.48)            0.14             3.11           (5.43)           (4.07)            8.59
--------------------------------------------------------------------------------------------------------------
May                 1.29             2.52            (3.10)           3.55            (0.62)           (4.40)
--------------------------------------------------------------------------------------------------------------
June               (1.36)           (2.44)            4.51            1.36             0.20            (0.30)
--------------------------------------------------------------------------------------------------------------
July                4.72            (0.77)            1.95           (4.75)           19.27             3.88
--------------------------------------------------------------------------------------------------------------
August              2.37             1.81            (2.51)          19.57             1.02             7.26
--------------------------------------------------------------------------------------------------------------
September           7.82             0.62             0.63            1.93             1.87             7.51
--------------------------------------------------------------------------------------------------------------
October             1.07             2.54            (6.82)           0.86            (8.58)           10.37
--------------------------------------------------------------------------------------------------------------
November           (3.12)            5.97             1.84           (1.06)            5.72             1.46
--------------------------------------------------------------------------------------------------------------
December                             4.47             4.29            2.70             7.95            (3.12)
--------------------------------------------------------------------------------------------------------------
Compound Rate of   20.51            12.39            (2.21)          21.94            37.92            31.68
Return
--------------------------------------------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                  [Remainder of page left blank intentionally.]

Diversified Trend Program -- Enhanced Risk Profile (Euro Accounts Subset)

     The following summary performance information reflects the performance results of the Enhanced Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Euros based on actual funds for the period from August 1999 through November 2001.

                          Name of CTA: Transtrend, B.V.
Name of program: Diversified Trend Program - Enhanced Risk Profile Euro Accounts
            Inception of client account trading by CTA: October 1993
           Inception of client account trading in program: August 1999
                           Number of open accounts: 3
      Aggregate assets (excluding "notional" equity) overall: $126,539,298
      Aggregate assets (including "notional" equity) overall: $256,993,207 Aggregate assets (excluding "notional" equity) in program: Euro 14,451,664 Aggregate assets (including "notional" equity) in program: Euro 38,760,804
                   Largest monthly drawdown: (11.58)% (10/99)
              Largest peak-to-valley drawdown: (18.26)% (8/99-7/00)
                    Number of accounts closed with profit: 0
                     Number of accounts closed with loss: 0

-------------------------------------------------------------------------------------------------------------------------
                                                                                  Largest        Largest
               Inception        Actual Funds           Compound Annual Rate       Monthly     Peak-to-Valley
 Account No.   of Trading     November 30, 2001              of Return            Drawdown       Drawdown
-------------------------------------------------------------------------------------------------------------------------
1.                8/99      Euro 7,461,169.19       2001:    29.04% (11 mos.)     (11.58)%(10/99)     (18.26)%(8/99-7/00)
                                                    2000:    6.39%
                                                    1999:    (9.90)% (5 mos.)
-------------------------------------------------------------------------------------------------------------------------
2.               10/01      Euro 5,820,630.27       2001:    (1.52)% (2 mos.)     (10.97)%(11/01)     (10.97)%(11/01)
-------------------------------------------------------------------------------------------------------------------------
3.               11/01      Euro 1,169,864.44       2001:    (6.41)% (1 month)    (6.41)%(11/01)      (6.41)%(11/01)
-------------------------------------------------------------------------------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
    THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

                  [Remainder of page left blank intentionally.]

Diversified Trend Program - Standard Risk Profile (U.S. Dollar Accounts Subset)

     The following summary performance information reflects the performance results of the Standard Risk Profile for USD accounts of Transtrend's Diversified Trend Program based on actual funds for the period from January 1996 through November 2001.

                          Name of CTA: Transtrend, B.V.
Name of program: Diversified Trend Program--Standard Risk Profile (USD accounts)
            Inception of client account trading by CTA: October 1993
          Inception of client account trading in program: October 1993
                           Number of open accounts: 8
      Aggregate assets (excluding "notional" equity) overall: $126,539,298
      Aggregate assets (including "notional" equity) overall: $256,993,207 Aggregate assets (excluding "notional" equity) in program: $39,566,400 Aggregate assets (including "notional" equity) in program: $80,703,639
                   Largest monthly drawdown: (20.88)% (10/97)
              Largest peak-to-valley drawdown: (36.67)% (1/99-7/00)
                    Number of accounts closed with profit: 15
                     Number of accounts closed with loss: 1

------------------------------------------------------------------------------------------------------------------------
                                                                                                        Largest
                 Inception      Actual Funds     Compound Annual Rate          Largest Monthly       Peak-to-Valley
Account No.      of Trading   November 30, 2001       of Return                   Drawdown             Drawdown
------------------------------------------------------------------------------------------------------------------------
1.                  1/93       $15,860,163.04    2001:    35.36% (11 mos.)    (20.36)% (10/97)    (26.82)% (10/98-7/00)
                                                 2000:    6.06%
                                                 1999:    (12.98)%
                                                 1998:    37.96 %
                                                 1997:    63.63 %
                                                 1996:    39.97 %
------------------------------------------------------------------------------------------------------------------------
2.                  7/94             $0          2000:    1.22% (1 month)     (15.79)% (10/97)    (21.82)% (10/98-10/99)
                                                 1999:    (13.61)%
                                                 1998:    27.90 %
                                                 1997:    45.60 %
                                                 1996:    35.48 %
------------------------------------------------------------------------------------------------------------------------
3.                  1/95             $0          1999:    (10.90)% (3 mos.)   (15.55)% (10/97)    (15.55)% (10/97)
                                                 1998:    30.12%
                                                 1997:    33.26%
                                                 1996:    24.97%
------------------------------------------------------------------------------------------------------------------------
4.                 10/95             $0          1997:    (6.05)% (6 mos.)    (9.53)% (2/96)      (17.12)% (3/97-5/97)
                                                 1996:    18.34%
------------------------------------------------------------------------------------------------------------------------
5.                 10/95        $3,491,913.21    2001:    28.96% (11 mos.)    (15.72)% (10/97)    (24.49)% (10/98-7/00)
                                                 2000:    3.93%
                                                 1999:    (13.80)%
                                                 1998:    29.08 %
                                                 1997:    32.17 %
                                                 1996:    30.77 %
------------------------------------------------------------------------------------------------------------------------
6.                 11/95             $0          2001     11.82% (8 mos.)     (9.68)% (10/99)     (18.34)% (3/97-6/97)
                                                 2000:    2.05%
                                                 1999:    (8.87)%
                                                 1998:    20.03%
                                                 1997:    4.48%
                                                 1996:    24.95%
------------------------------------------------------------------------------------------------------------------------
7.                  1/96             $0          1999:    (4.50)% (6 mos.)    (14.67)% (10/97)    (14.67)% (10/97)
                                                 1998:    30.76%
                                                 1997:    46.13%
                                                 1996:    27.04%
------------------------------------------------------------------------------------------------------------------------
8.                  3/96             $0          1999:    (4.68)% (9 mos.)    (9.50)% (10/97)     (9.96)% (8/97-10/97)
                                                 1998:    15.39 %
                                                 1997:    21.55 %
                                                 1996:    18.77 % (10 mos.)
------------------------------------------------------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

------------------------------------------------------------------------------------------------------------------------
                                                                                                        Largest
                 Inception      Actual Funds     Compound Annual Rate          Largest Monthly       Peak-to-Valley
Account No.      of Trading   November 30, 2001       of Return                   Drawdown             Drawdown
------------------------------------------------------------------------------------------------------------------------
9.                  3/96             $0          1999:    (10.84)% (9 mos.)   (18.40)% (10/97)    (18.40)% (10/97)
                                                 1998:    34.76 %
                                                 1997:    15.10 %
                                                 1996:    42.28 %  (10 mos.)
------------------------------------------------------------------------------------------------------------------------
10.                10/96             $0          1999:    (12.29)%            (10.30)% (10/99)    (18.74)% (10/98-10/99)
                                                 1998:    16.54 %
                                                 1997:    19.28 %
                                                 1996:    1.32 %  (3 mos.)
------------------------------------------------------------------------------------------------------------------------
11.                11/96        $2,597,889.09    2001:    15.40% (11 mos.)    (10.34)% (10/97)    (19.00)% (10/98-7/00)
                                                 2000:    4.48%
                                                 1999:    (10.91)%
                                                 1998:    20.17 %
                                                 1997:    22.23 %
                                                 1996:    (3.19)% (2 mos.)
------------------------------------------------------------------------------------------------------------------------
12.                11/96             $0          2000:    (0.01)% (2 mos.)    (11.59)% (10/99)    (18.90)% (10/98-10/99)
                                                 1999:    (9.89)%
                                                 1998:    18.04 %
                                                 1997:    37.48 %
                                                 1996:    (2.70)%  (2 mos.)
------------------------------------------------------------------------------------------------------------------------
13.                 1/97             $0          1997:    13.10%  (11 mos.)   (20.88)% (10/97)    (25.38)% (3/97-5/97)

------------------------------------------------------------------------------------------------------------------------
14.                 4/97             $0          2000:    5.29%               (14.53)% (10/99)    (27.68)% (10/98-7/00)
                                                 1999:    (15.18)%
                                                 1998:    41.38 %
                                                 1997:    34.11 % (9 mos.)
------------------------------------------------------------------------------------------------------------------------
15.                 7/97             $0          2000:    (5.62)% (6 mos.)    (11.58)% (10/99)    (17.55)% (10/98-10/99)
                                                 1999:    (7.38)%
                                                 1998:    12.54%
                                                 1997:    18.18% (6 mos.)
------------------------------------------------------------------------------------------------------------------------
16.                 7/97             $0          2000:    (17.83)% (8 mos.)   (19.50)% (10/97)    (36.67)% (1/99-7/00)
                                                 1999:    (21.77)%
                                                 1998:    23.06%
                                                 1997:    42.56% (6 mos.)
------------------------------------------------------------------------------------------------------------------------
17.                 9/97        $2,259,326.94    2001:    16.19% (11 mos.)    (13.93)% (10/97)    (21.03)% (11/98-7/00)
                                                 2000:    2.14%
                                                 1999:    (11.16)%
                                                 1998:    21.44%
                                                 1997:    5.96%  (4 mos.)
------------------------------------------------------------------------------------------------------------------------
18.                10/97        $3,487,571.77    2001:    38.58% (11 mos.)    (19.26)% (10/97)    (31.77)% (10/98-7/00)
                                                 2000:    13.44%
                                                 1999:     (17.76)%
                                                 1998:    34.98%
                                                 1997:    8.57% (3 mos.)
------------------------------------------------------------------------------------------------------------------------
19.                 4/98             $0          1998:    4.97%  (9 mos.)     (4.26)% (4/98)      (5.81)% (4/98-7/98)
------------------------------------------------------------------------------------------------------------------------
20.                 4/98             $0          1999:    (12.06)% (4 mos.)   (18.57)% (4/98)     (23.15)% (4/98-7/98)
                                                 1998:    25.09% ( 9 mos.)
------------------------------------------------------------------------------------------------------------------------
21.                11/98        $2,446,824.71    2001:    12.41% (11 mos.)    (11.76)% (10/99)    (22.48)% (11/98-7/00)
                                                 2000:    5.13%
                                                 1999:    (14.44)%
                                                 1998:    (0.92)% (2 mos.)
------------------------------------------------------------------------------------------------------------------------
22.                11/98             $0          1999:    (12.90)% (11 mos.)  (13.14)% (10/99)    (21.31)% (11/98-10/99)
                                                 1998:    (5.27)% (2 mos.)
------------------------------------------------------------------------------------------------------------------------
23.                11/98         $610,651.76     2001:    8.87% (11 mos.)     (16.56)% (10/99)    (25.51)% (11/98-7/00)
                                                 2000:    7.45%
                                                 1999:    (16.58)%
                                                 1998:    (0.55)% (2 mos.)
------------------------------------------------------------------------------------------------------------------------
24.                 5/00        $8,812,059.18    2001:    8.88% (11 mos.)     (2.77)% (11/01)     (2.77)% (11/01)
                                                 2000:    10.65% (8  mos.)
------------------------------------------------------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

                  [Remainder of page left blank intentionally.]

Diversified Trend Program -- Standard Risk Profile (Euro Accounts Subset)

     The following summary performance information reflects the composite performance results of the Standard Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Euros based on actual funds for the period from February 1999 through November 2001.

                          Name of CTA: Transtrend, B.V.
Name of program: Diversified Trend Program - Standard Risk Profile Euro Accounts
            Inception of client account trading by CTA: October 1993
          Inception of client account trading in program: February 1999
                           Number of open accounts: 9
      Aggregate assets (excluding "notional" equity) overall: $126,539,298
      Aggregate assets (including "notional" equity) overall: $256,993,207 Aggregate assets (excluding "notional" equity) in program: Euro 53,425,469 Aggregate assets (including "notional" equity) in program: Euro 90,509,400
                   Largest monthly drawdown: (14.34)% (10/99)
              Largest peak-to-valley drawdown: (23.14)% (8/99-7/00)
                    Number of accounts closed with profit: 0
                     Number of accounts closed with loss: 2

--------------------------------------------------------------------------------------------------------------------
                                                                                                     Largest
                 Inception      Actual Funds         Compound Annual Rate    Largest Monthly       Peak-to-Valley
Account No.      of Trading   November 30, 2001           of Return             Drawdown             Drawdown
--------------------------------------------------------------------------------------------------------------------
1.                   2/99      Euro 2,414,197.01   2001:     13.04% (11 mos.)   (11.79)%              (16.26)%
                                                   2000:     5.62%              (10/99)              (8/99-7/00)
                                                   1999:     (6.46)% (11 mos.)
--------------------------------------------------------------------------------------------------------------------
2.                   4/99      Euro 3,536,215.37   2001:     28.19% (11 mos.)   (14.34)%              (23.14)%
                                                   2000:     1.22%              (10/99)              (8/99-7/00)
                                                   1999:     (3.57)% (9 mos.)
--------------------------------------------------------------------------------------------------------------------
3.                   4/99      Euro 3,091,962.28   2001:     14.44% (11 mos.)   (10.97)%              (17.30)%
                                                   2000:     1.05%              (10/99)              (8/99-7/00)
                                                   1999:     (0.71)% (9 mos.)
--------------------------------------------------------------------------------------------------------------------
4.                   7/99      Euro 5,964,084.95   2001:     30.21% (11 mos.)   (13.91)%              (22.94)%
                                                   2000:     0.60%              (10/99)              (8/99-7/00)
                                                   1999:    (8.04)% (6 mos.)
--------------------------------------------------------------------------------------------------------------------
5.                  10/99      Euro 24,451,494.83  2001:     12.86% (11 mos.)    (6.79)%               (8.76)%
                                                   2000:     5.91%              (10/99)             (10/99-7/00)
                                                   1999:    (2.55)% (3 mos.)
--------------------------------------------------------------------------------------------------------------------
6.                  10/99      Euro 0.00           2000:     (9.05)% (9 mos.)   (10.61)%              (21.96)%
                                                   1999:     (10.09)% (3 mos.)  (10/99)             (10/99-7/00)
--------------------------------------------------------------------------------------------------------------------
7.                  01/00      Euro 1,982,152.51   2001:     12.30% (11 mos.)    (3.33)% (6/00)  (8.39)% (2/00-7/00)
                                                   2000:     7.47%
--------------------------------------------------------------------------------------------------------------------
8.                  03/00      Euro 0.00           2000:     (3.77)% (1 month)   (3.77)% (3/00)    (3.77)% (3/00)
--------------------------------------------------------------------------------------------------------------------
9.                  12/00      Euro 4,053,097.34   2001:     6.84% (11 mos.)    (1.98)% (4/01)   (2.32)% (4/01-6/01)
                                                   2000:     2.36% (1 month)
--------------------------------------------------------------------------------------------------------------------
10.                  1/01      Euro 5,685,194.69   2001:     36.38% (11 mos.)   (4.18)% (4/01)     (4.18)% (4/01)
--------------------------------------------------------------------------------------------------------------------
11.                  9/01      Euro 2,247,070.09   2001:     1.55% (3 mos.)     (3.84)% (11/01)        (4.31)%
                                                                                                      (10/01-11/01)
--------------------------------------------------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

                  [Remainder of page left blank intentionally.]

Combo Program-- ComboLogic (Euros)

     The following summary performance information reflects the performance results of ComboLogic (Euros) of Transtrend's ComBo Program for accounts denominated in Euros based on actual funds for the period since its inception January 2001.

                          Name of CTA: Transtrend, B.V.
                   Name of program: ComboLogic Program (Euros)
            Inception of client account trading by CTA: October 1993
          Inception of client account trading in program: January 2001
                           Number of open accounts: 1
      Aggregate assets (excluding "notional" equity) overall: $126,539,298
      Aggregate assets (including "notional" equity) overall: $256,993,207 Aggregate assets (excluding "notional" equity) in program: Euro 1,751,755 Aggregate assets (including "notional" equity) in program: Euro 3,595,014
                    Largest monthly drawdown: (8.11)% (4/01)
              Largest peak-to-valley drawdown: (19.12)% (1/01-6/01)
                    Number of accounts closed with profit: 0
                     Number of accounts closed with loss: 0
                2001 compound rate of return: (13.70)% (11 mos.)
                        2000 compound rate of return: N/A
                        1999 compound rate of return: N/A
                        1998 compound rate of return: N/A
                        1997 compound rate of return: N/A
                        1996 compound rate of return: N/A


Combo Program -- ComboBasic (Euros)

     The following summary performance information reflects the performance results of ComboBasic (Euros) of Transtrend's ComBo Program for accounts denominated in Euros based on actual funds for the period since its inception January 2001.

                          Name of CTA: Transtrend, B.V.
                   Name of program: ComboBasic Program (Euros)
            Inception of client account trading by CTA: October 1993
          Inception of client account trading in program: January 2001
                           Number of open accounts: 1
      Aggregate assets (excluding "notional" equity) overall: $126,539,298
      Aggregate assets (including "notional" equity) overall: $256,993,207 Aggregate assets (excluding "notional" equity) in program: Euro 871,436
    Aggregate assets (including "notional" equity) in program: Euro 1,801,418
                    Largest monthly drawdown: (8.73)% (11/01)
              Largest peak-to-valley drawdown: (19.49)% (1/01-6/01)
                    Number of accounts closed with profit: 0
                     Number of accounts closed with loss: 0
                 2001 compound rate of return: (17.01)% (11mos.)
                        2000 compound rate of return: N/A
                        1999 compound rate of return: N/A
                        1998 compound rate of return: N/A
                        1997 compound rate of return: N/A
                        1996 compound rate of return: N/A

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

                       WINTON CAPITAL MANAGEMENT LIMITED

     This Supplement revises and updates the section "Performance History," the performance tables "Winton Diversified Trading Program (Table 1)" and "Capital Markets Program (Table 2)" as set forth on pages 114 through 116 of the Prospectus as follows:

                               PERFORMANCE HISTORY

     The CFTC requires each trading advisor and its trading principal to disclose client performance for the previous five years and the year-to-date.

     The data presented reflects the performance of client accounts managed by Winton for the period October 1997 through November 2001. During this period sixty-five accounts were opened and forty-four remain open as of November 2001. The results of trading for these accounts are displayed in capsule format in Table 1.

     Table 2 represents the trading results of one client account managed by Winton in the Capital Markets Program. The Capital Markets Program is not currently offered to the public. However, the information is presented in order to comply with current CFTC regulations.

CLIENTS PARTICIPATING IN THE WINTON PROGRAM ARE CAUTIONED THAT THE PERFORMANCE INFORMATION SET FORTH IN TABLES 1 AND 2 IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED IN THE FUTURE BY WINTON. THERE CAN BE NO ASSURANCE THAT A PARTICIPATING CUSTOMER WILL MAKE ANY PROFITS AT ALL, OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                  [Remainder of page left blank intentionally.]

WINTON DIVERSIFIED TRADING PROGRAM (TABLE 1)

     Winton trades this program on behalf of the Fund. The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the performance record of the Winton Diversified Trading Program for the period from October 1997 to November 2001.

                 Name of CTA: Winton Capital Management Limited
               Name of program: Winton Diversified Trading Program
            Inception of client account trading by CTA: October 1997
          Inception of client account trading in program: October 1997
                           Number of open accounts: 44
      Aggregate assets (excluding "notional" equity) overall: $184,940,000
      Aggregate assets (including "notional" equity) overall: $293,260,000 Aggregate assets (excluding "notional" equity) in program: $180,020,000 Aggregate assets (including "notional" equity) in program: $286,390,000
                   Largest monthly drawdown: (12.97)% (10/97)
              Largest peak-to-valley drawdown: (23.90)% (7/99-9/00)
                    Number of profitable closed accounts: 12
                    Number of unprofitable closed accounts: 9

--------------------------------------------------------------------------------
Month                2001(%)       2000(%)       1999(%)      1998(%)    1997(%)
--------------------------------------------------------------------------------
January               4.58         (3.66)        (1.51)        1.50
--------------------------------------------------------------------------------
February              0.57          1.75          3.55         3.27
--------------------------------------------------------------------------------
March                 7.48         (3.13)        (4.24)        8.02
--------------------------------------------------------------------------------
April                (5.23)         1.53         10.09        (1.48)
--------------------------------------------------------------------------------
May                  (3.32)        (0.50)        (8.58)        8.53
--------------------------------------------------------------------------------
June                 (2.95)        (1.28)         5.31         3.23
--------------------------------------------------------------------------------
July                  0.72         (4.33)        (1.93)        1.35
--------------------------------------------------------------------------------
August                0.02          2.82         (3.64)       11.06
--------------------------------------------------------------------------------
September             4.48         (7.54)        (0.16)        4.52
--------------------------------------------------------------------------------
October              12.45          2.50         (6.13)       (5.65)     (12.97)
--------------------------------------------------------------------------------
November             (7.56)         7.10         13.12         1.18        9.96
--------------------------------------------------------------------------------
December                           16.04          9.20         9.19        8.34
--------------------------------------------------------------------------------
Year                  9.98         (9.72)        13.24        53.26        3.68
--------------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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                                       28

CAPITAL MARKETS PROGRAM (TABLE 2)

     The Capital Markets Program is not currently offered to the public. The following summary information presents the performance record of one client account of the Capital Markets Program for the period from October 1997 to November 2001. The account is 100% notionally funded, therefore, Rate of Return is based on the account at nominal account size. For May 2000, ROR is calculated in accordance with the time-weighting method due to a mid-month increase of 100% to the funding level of the program's only account.

                 Name of CTA: Winton Capital Management Limited
                    Name of program: Capital Markets Program
            Inception of client account trading by CTA: October 1997
          Inception of client account trading in program: January 2000
                           Number of open accounts: 1
      Aggregate assets (excluding "notional" equity) overall: $184,940,000
      Aggregate assets (including "notional" equity) overall: $293,260,000 Aggregate assets (excluding "notional" equity) in program: $1,026,000
      Aggregate assets (including "notional" equity) in program: $2,975,000
                    Largest monthly drawdown: (8.74)% (11/01)
              Largest peak-to-valley drawdown: (22.67)% (1/00-9/00)
                     Number of profitable closed accounts: 0
                    Number of unprofitable closed accounts: 0

                      ---------------------------------------
                      Month               2001(%)     2000(%)
                      ---------------------------------------
                      January               6.60       (1.22)
                      ---------------------------------------
                      February             (1.98)      (2.48)
                      ---------------------------------------
                      March                 2.46        2.46
                      ---------------------------------------
                      April                (3.59)      (4.65)
                      ---------------------------------------
                      May                  (2.76)      (1.05)
                      ---------------------------------------
                      June                 (5.70)      (7.70)
                      ---------------------------------------
                      July                 (0.51)      (2.87)
                      ---------------------------------------
                      August                1.70       (2.19)
                      ---------------------------------------
                      September             1.92       (5.30)
                      ---------------------------------------
                      October              14.92        0.30
                      ---------------------------------------
                      November             (8.74)       5.04
                      ---------------------------------------
                      December                         16.49
                      ---------------------------------------
                      Year                  2.36       (5.10)
                      ---------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

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                                       29

                        ACKNOWLEDGMENT OF RECEIPT OF THE
              KENMAR GLOBAL TRUST SUPPLEMENT DATED JANUARY 29, 2002
                                     TO THE
             PROSPECTUS AND DISCLOSURE DOCUMENT DATED APRIL 30, 2001

     The undersigned hereby acknowledges that the undersigned has received a copy of the Kenmar Global Trust Supplement dated January 29, 2002 to the Prospectus and Disclosure Document dated April 30, 2001.

INDIVIDUAL SUBSCRIBERS:                      ENTITY SUBSCRIBERS:

-------------------------                    ----------------------------
                                               (Name of Entity)

_____________________                        By:_________________________
Signature of Subscriber(s)

                                                      Title:___________________
                                                            (Trustee, partner or
                                                             authorized officer)



Dated:  ____________, 2002


                                       30